                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        NEXSTAR PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[NEXSTAR LOGO]

                         NEXSTAR PHARMACEUTICALS, INC.
                             2860 WILDERNESS PLACE
                            BOULDER, COLORADO 80301

                                                                  April 17, 1998

To Our Stockholders:

     On behalf of the Board of Directors, I am pleased to invite you to attend the Annual Meeting of Stockholders of NeXstar Pharmaceuticals, Inc. to be held on Wednesday, May 27, 1998, at 8:30 a.m. at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado.

     The business to be acted on at the meeting is listed in the Notice of Annual Meeting of Stockholders and is described more fully in the attached Proxy Statement. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities.

     I urge you to sign and return the enclosed proxy card in the envelope provided to ensure that your shares of the Company's Common Stock will be represented and voted at the Annual Meeting. You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

     I look forward to seeing you at the Annual Meeting.

                                            Sincerely,

                                            /s/ PATRICK J. MAHAFFY
                                            PATRICK J. MAHAFFY
                                            President and Chief Executive
                                            Officer

[NEXSTAR LOGO]

                         NEXSTAR PHARMACEUTICALS, INC.
                             2860 WILDERNESS PLACE
                            BOULDER, COLORADO 80301

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 27, 1998

     The Annual Meeting of Stockholders of NeXstar Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 27, 1998, at 8:30 a.m., Mountain Daylight Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, for the following purposes:

     1. To elect seven (7) directors of the Company for one-year terms and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed March 29, 1998 as the record date for determining stockholders entitled to vote at and to receive notice of the Annual Meeting.

                                            By order of the Board of Directors,

                                            /s/ LARRY W. SMITH

                                            LARRY W. SMITH
                                            Secretary

Boulder, Colorado
April 17, 1998

YOU ARE URGED TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY SO THAT YOUR SHARES OF COMMON STOCK MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING.

                         NEXSTAR PHARMACEUTICALS, INC.
                             2860 WILDERNESS PLACE
                            BOULDER, COLORADO 80301

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 27, 1998

                            ------------------------

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NeXstar Pharmaceuticals, Inc., a Delaware corporation ("NeXstar Pharmaceuticals" or the "Company"), for use at the Annual Meeting of Stockholders of the Company, to be held on Wednesday, May 27, 1998 (the "Annual Meeting"), at 8:30 a.m., Mountain Daylight Time, at the Hotel Boulderado, 2115 13th Street, Boulder, Colorado, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed March 29, 1998 as the record date (the "Record Date") for the determination of the holders of the Company's Common Stock, $0.01 par value ("Common Stock"), entitled to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, 27,492,161 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Holders of shares of Common Stock on the Record Date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business.

     Any stockholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked. Any stockholder may attend the Annual Meeting and vote in person, whether or not such stockholder has previously submitted a proxy.

     The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting and the enclosed form of Proxy will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are beneficial owners of shares listed of record in names of nominees and will reimburse them for the reasonable out-of-pocket expenses of such solicitations.

     This Proxy Statement and the accompanying proxy are first being sent or given to the Company's stockholders on or about April 20, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the beneficial ownership of each person known to the Company to own more than 5% of the Company's outstanding Common Stock as of March 31, 1998. The information set forth below is based on information furnished by such beneficial owners to the Company.

                    NAME AND ADDRESS OF                      SHARES BENEFICIALLY     PERCENT
                     BENEFICIAL OWNER                               OWNED           OF CLASS
                    -------------------                      -------------------    ---------
Warburg, Pincus Investors, L.P. ...........................       4,412,755           16.0%
  466 Lexington Avenue
  New York, New York 10017(1)
Warburg, Pincus Capital Partners Liquidating Trust.........       3,912,767           14.2%
  466 Lexington Avenue
  New York, New York 10017(1)
Rodman W. Moorhead, III....................................       8,325,522           30.1%
  466 Lexington Avenue
  New York, New York 10017(1)(2)
State of Wisconsin Investment Board........................       2,592,000            9.4%
  P.O. Box 7842
  Madison, Wisconsin 53707

---------------

(1) The sole general partner of Warburg, Pincus Investors, L.P. ("WPI") is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WPI. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP has a 20% interest in the profits of WPI as the general partner. WP has an approximately 26% interest in the assets held by Warburg, Pincus Capital Partners Liquidating Trust ("WPCP"). The trustees of WPCP are Lionel I. Pincus, John L. Vogelstein and Stephen Distler. Each of Messrs. Pincus, Vogelstein and Distler disclaims beneficial ownership of any shares of Common Stock beneficially owned by WPCP. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934 ("Rule 16a-1"), WP and EMW LLC may be deemed to be beneficial owners of the Common Stock and warrant held by WPI and WP may be deemed to be a beneficial owner of the Common Stock held by WPCP, although both WP and EMW LLC disclaim beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein. Mr. Rodman W. Moorhead, III, a director of the Company, is a Senior Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Moorhead may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1) in an indeterminate portion of the shares beneficially owned by WPI, WPCP and WP. The totals for WPI and Mr. Moorhead include 125,000 shares of Common Stock reserved for issuance upon the exercise of a warrant held by WPI.

(2) All of the shares indicated as owned by Mr. Moorhead are owned directly by WPI and WPCP and are included because of Mr. Moorhead's affiliation with WPI and WPCP. Mr. Moorhead disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. See Footnote (1) above.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of March 31, 1998 by each director of the Company, the Company's chief executive officer and the four other most highly compensated executive officers of the Company and the directors and all of the executive officers of the Company as a group.

                                                                 SHARES
                                                              BENEFICIALLY      PERCENT
                            NAME                                OWNED(1)        OF CLASS
                            ----                              ------------      --------
Lawrence M. Gold, Ph.D.(2)..................................      877,466         3.2%
John D. Baldeschwieler, Ph.D.(3)............................      149,827            *
Judith A. Hemberger, Ph.D.(4)...............................        5,000            *
David I. Hirsh, Ph.D.(5)....................................       49,016            *
Roger G. Kennedy(6).........................................       34,867            *
Patrick J. Mahaffy(7).......................................      489,750         1.8%
Rodman W. Moorhead, III(8)..................................    8,325,522        30.1%
Michael E. Hart(9)..........................................       78,757            *
Crispin G.S. Eley, D. Phil.(10).............................       83,644            *
George B. Herron(11)........................................       56,887            *
All directors and executive officers as a group (19
  persons)(12)..............................................   10,441,256        37.1%

---------------

  *  Less than 1% of the Company's outstanding Common Stock.

 (1) Unless otherwise indicated, each person listed as the beneficial owner of shares of Common Stock has the sole voting power and investment power with respect to such shares.

 (2) The amount shown includes 85,000 shares of Common Stock held by members of Dr. Gold's immediate family in which shares Dr. Gold disclaims beneficial ownership.

 (3) The amount shown includes 88 shares of Common Stock owned by Dr. Baldeschwieler's spouse in which shares Dr. Baldeschwieler disclaims beneficial ownership. The amount shown includes 55,000 shares of Common Stock owned by the John D. Baldeschwieler, Inc. Profit Sharing Trust and 1,911 shares owned by the John D. Baldeschwieler, Inc. Pension Trust, in which trusts Dr. Baldeschwieler is the sole trustee and sole beneficiary. The amount shown also includes options to purchase 24,500 shares of Common Stock which are exercisable within 60 days. The amount shown does not include options held by Dr. Baldeschwieler to purchase 2,500 shares of Common Stock which are not exercisable within 60 days.

 (4) The amount shown represents options to purchase Common Stock which are exercisable within 60 days. The amount does not include options held by Dr. Hemberger to purchase 5,000 shares of Common Stock which are not exercisable within 60 days.

 (5) The amount shown includes 5,352 shares of Common Stock owned by Dr. Hirsh's wife and 704 shares owned by Dr. Hirsh's sons in which shares Dr. Hirsh disclaims beneficial ownership. The amount also includes 1,980 shares of Common Stock which are owned as a joint tenant with Dr. Hirsh's wife. The amount shown includes options to purchase 17,500 shares of Common Stock which are exercisable within 60 days. The amount shown does not include options held by Dr. Hirsh to purchase 2,500 shares of Common Stock which are not exercisable within 60 days.

 (6) The amount shown includes 29,867 shares held in trust, including 17,899 shares held in trust in which Mr. Kennedy is the primary trustee. The amount shown also includes options to purchase 5,000 shares of Common Stock which are exercisable within 60 days. The amount shown does not include options held by Mr. Kennedy to purchase 5,000 shares of Common Stock which are not exercisable within 60 days.

 (7) The amount shown includes options to purchase 56,250 shares of Common Stock which are exercisable within 60 days. The amount shown does not include options held by Mr. Mahaffy to purchase 88,750 shares of Common Stock which are not exercisable within 60 days.

 (8) All of the shares indicated as owned by Mr. Moorhead are owned directly by WPI and WPCP and are included because of Mr. Moorhead's affiliation with WPI and WPCP. Mr. Moorhead disclaims "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. See Footnotes (1) and (2) under "Stock Ownership of Certain Beneficial Owners."

 (9) The amount shown represents 437 shares of Common Stock credited to Mr. Hart's account under the Company's 401(k) Retirement Savings Plan (the "Company's 401(k) Plan") and options to purchase 78,320 shares of Common Stock which are exercisable within 60 days. The amount shown does not include options held by Mr. Hart to purchase 6,750 shares of Common Stock which are not exercisable within 60 days.

(10) The amount shown includes 2,979 shares of Common Stock credited to Dr. Eley's account under the Company's 401(k) Plan and options to purchase 68,035 shares of Common Stock which are exercisable within 60 days. The amount shown also includes 2,904 shares of Common Stock owned jointly with Dr. Eley's father in which shares Dr. Eley disclaims beneficial ownership. The amount shown does not include options held by Dr. Eley to purchase 29,225 shares of Common Stock which are not exercisable within 60 days.

(11) The amount shown includes 37 shares of Common Stock credited to Mr. Herron's account under the Company's 401(k) Plan and options to purchase 50,850 shares of Common Stock which are exercisable within 60 days. The amount shown does not include options held by Mr. Herron to purchase 18,750 shares of Common Stock which are not exercisable within 60 days.

(12) The amount shown includes 512,955 shares of Common Stock issuable upon options exercisable within 60 days.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of seven members. Accordingly, at the Annual Meeting, seven directors will be elected to hold office for one-year terms and until their successors have been elected and qualified. The election of each nominee as a director requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Shares represented by the accompanying proxy will be voted FOR the election of the seven nominees unless the proxy is marked in such a manner as to withhold authority to vote. Votes withheld and broker non-votes are not counted toward a nominee's total. In the event that any nominee for election as director becomes unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director. Certain information regarding each nominee is set forth below.

                                    NOMINEES

LAWRENCE M. GOLD, PH.D.

     Dr. Gold, 56, a founder of the Company, has been a director of the Company since its inception in 1991 and has served as Chairman of the Board of Directors since February 1993. He was Executive Vice President of Research and Development of NeXstar Pharmaceuticals from March 1991 to February 1995. In February 1995, Dr. Gold was named Chief Scientific Officer of the Company. Dr. Gold was Chairman of the Department of Molecular, Cellular and Developmental Biology at the University of Colorado at Boulder ("CU") from 1988 to 1992. In addition to his full-time duties at the Company, Dr. Gold has been a professor at CU since 1970 and has received the CU Distinguished Lectureship Award. From January 1981 to June 1988, Dr. Gold served as Founder and Co-Director of Research for Synergen, Inc., a biopharmaceutical company located in Boulder, Colorado. Dr. Gold is a recipient of the National Institutes of Health Merit Award and Career Development Award. Dr. Gold received an A.B. in Biochemistry from Yale University and a Ph.D. in Biochemistry from the University of Connecticut. Dr. Gold is a member of the National Academy of Sciences.

JOHN D. BALDESCHWIELER, PH.D

     Dr. Baldeschwieler, 64, is a founder of Vestar, Inc. ("Vestar"), which merged with the Company in February 1995, and served as Chairman of the Vestar Board of Directors from Vestar's inception in April 1981 to January 1993 and as a director through February 1995. He has served as a director of NeXstar Pharmaceuticals since February 1995. He is currently a Professor of Chemistry at the California Institute of Technology and was Chairman of the Division of Chemistry and Chemical Engineering from 1973 to 1978. Dr. Baldeschwieler was Deputy Director of the Office of Science and Technology, Executive Office of the President from 1971 to 1973, and previously served on the faculties of Stanford and Harvard Universities. He received a Ph.D. in Physical Chemistry from the University of California at Berkeley. Dr. Baldeschwieler is a member of the National Academy of Sciences and the American Philosophical Society.

JUDITH A. HEMBERGER, PH.D.

     Dr. Hemberger, 50, has been a consultant for, and a director of, the Company since 1997. She served as the Senior Vice President, Global Drug Regulatory Affairs, for Hoechst Marion Roussel, Inc. from 1995 until 1997 after serving as Vice President, Global Medical Affairs and Commercial Development; Vice President, Global Regulatory and Medical Affairs; Vice President, Global Regulatory Affairs and Scientific Communications; and Vice President, Regulatory Affairs and Scientific Communications for Marion Merrell Dow Inc. from 1989 to 1995. From 1979 to 1989, Dr. Hemberger served in various capacities at Marion Laboratories, Inc., including as Vice President, Regulatory Affairs and Scientific Communications. She received a B.S. from Mount St. Scholastica College, an M.B.A. from Rockhurst College and a Ph.D. from the University of Missouri.

DAVID I. HIRSH, PH.D.

     Dr. Hirsh, 58, has been a director of NeXstar Pharmaceuticals since February 1993. He currently is the Robert Wood Johnson, Jr. Professor and Chairman of the Department of Biochemistry and Molecular Biophysics at Columbia University's College of Physicians and Surgeons. Dr. Hirsh has been a professor at Columbia University since July 1990. Dr. Hirsh received a B.A. in Biology from Reed College and a Ph.D. in Biochemistry from Rockefeller University.

ROGER G. KENNEDY

     Mr. Kennedy, 71, has been a director of the Company since 1997. He served as the Director of the U.S. National Park Service from 1993 to March 1997 after having served as the Director of the National Museum of American History of the Smithsonian Institution from 1979 to 1993. Prior to his association with the Smithsonian Institution, Mr. Kennedy was Vice President, Finance and Senior Financial Officer of The Ford Foundation. He has been a member of the Finance Committee of the American Association for the Advancement of Science, chairman of several finance committees for major foundations and a financial advisor to many universities, including Harvard, Princeton, Stanford and Yale. In addition, Mr. Kennedy served on the Vestar Board of Directors from 1989 to 1993.

PATRICK J. MAHAFFY

     Mr. Mahaffy, 35, has been President and Chief Executive Officer of NeXstar Pharmaceuticals since June 1992 and has served as a director since the Company's inception in 1991. Prior to joining NeXstar Pharmaceuticals, Mr. Mahaffy was employed beginning in 1986 by E.M. Warburg, Pincus & Co., LLC, a specialized financial services firm, where he last served as a Vice President. Mr. Mahaffy received a B.A. in

International Affairs from Lewis and Clark College and an M.A. in International Affairs from Columbia University.

RODMAN W. MOORHEAD, III

     Mr. Moorhead, 54, has served as a director of NeXstar Pharmaceuticals since June 1992 and was a director of Vestar from 1984 to February 1995. He has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC., where he currently serves as a Senior Managing Director. He is a director of: Coventry Corporation, a multi-market health maintenance organization; Transkaryotic Therapies, Inc., a gene therapy company; Xomed Surgical Products, a surgical devices and ophthalmology products company; and a number of privately held companies. He is also a trustee of ElderTrust, a healthcare real estate investment trust. Mr. Moorhead received an A.B. and an M.B.A. from Harvard University. He is a trustee of The Taft School and a member of the Overseers' Committee on University Resources, Harvard College.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN DIRECTORS NAMED ABOVE.

AGREEMENTS REGARDING DIRECTOR NOMINATIONS

     Mr. Moorhead serves as a director of the Company pursuant to certain provisions of an agreement between the Company, Warburg, Pincus Investors, L.P. ("WPI"), Dr. Gold and others which provide that the Company will nominate and use its best efforts to have elected up to two directors, designated by WPI while WPI owns more than 20% of the outstanding Common Stock or one director while it owns more than 10% of the outstanding Common Stock but less than 20%. Currently, WPI has designated one director, Mr. Moorhead, to serve on the Company's Board of Directors. Certain provisions of the same agreement provide that the Company will nominate and use its best efforts to have elected as a director one person designated by Dr. Gold if Dr. Gold were to increase his ownership to more than 10% of the outstanding Common Stock. Pursuant to Mr. Mahaffy's employment agreement with the Company, dated May 1, 1992, the Company will nominate and use its best efforts to have him elected as a director so long as he remains the Company's President and Chief Executive Officer.

DIRECTOR STANDARD OF CARE

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunction, rescission or other forms of non-monetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not taken or made in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. These provisions also do not affect a director's responsibilities under any other laws, such as federal securities laws.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors met six times during the fiscal year ended December 31, 1997. During 1997, each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served during the period the director was a member of the Board.

     The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee, both appointed in August 1993. The Audit Committee currently consists of Dr. Hemberger and Mr. Kennedy and the Compensation Committee currently consists of Mr. Moorhead and Dr. Hirsh.

     The principal responsibilities of the Audit Committee include recommending the selection of the Company's independent auditors, reviewing with the independent auditors their audit scope and fees and advising the Board of Directors from time to time on the financial affairs of the Company. The Audit Committee held three formal meetings during 1997, which all committee members attended.

     The principal functions of the Compensation Committee include reviewing basic compensation arrangements for senior management, approving incentive compensation and stock option awards to management personnel and others and advising the Board of Directors from time to time on the organization and structure of the management of the Company. See -- "Report of the Compensation Committee of the Board of Directors." The Compensation Committee held four formal meetings during 1997, each of which was attended by both Committee members.

COMPENSATION OF DIRECTORS AND RELATED TRANSACTIONS

     The Company pays each director, who is not an employee of the Company or an employee of an affiliate of the Company, $1,000 for each meeting of the Board of Directors or a committee of the Board of Directors that he or she attends in person and $500 for each meeting that he or she attends by telephone; provided that, a director does not receive any compensation for attending a committee meeting that occurs on the same day as a meeting of the entire Board of Directors. Directors are also reimbursed for their out-of-pocket expenses incurred in attending meetings. Outside directors (non-employee directors who are not affiliated with Warburg, Pincus & Co. ("WP")) are eligible to receive an annual stock option grant under the Company's 1995 Director Option Plan (the "Director Plan"). Under the Director Plan, each new outside director of the Company is entitled to receive an option for 10,000 shares of the Company's Common Stock on the date on which such person first becomes an outside director. In addition, each outside director who has served on the Board of Directors for at least six months automatically is entitled to receive an option grant for 5,000 shares of Common Stock on the last business day prior to each annual meeting of stockholders of the Company. The options have a term of ten years, an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant and vest 50% on each anniversary date of the two years following the grant date; provided that, the optionee is still a director of the Company on the date of vesting. All options held by a director terminate if they are not exercised within two years of such director's ceasing to be a director of the Company. Options for up to 500,000 shares of Common Stock have been reserved for issuance under the Director Plan. In 1997, each of Dr. Baldeschwieler and Dr. Hirsh received an option grant for 5,000 shares of Common Stock and each of Dr. Hemberger and Mr. Kennedy received an option grant for 10,000 shares of Common Stock.

     During 1997, the Company contributed $250,000 to the CU laboratory of Dr. Gold. In addition, the Company purchased $8,551 of supplies for Dr. Gold's laboratory at CU. The Company has exclusive commercial rights in all of the research occurring in Dr. Gold's laboratory.

     During 1997, Dr. Baldeschwieler received $22,000 for technical and scientific services performed pursuant to a consulting agreement with the Company which was terminated in 1997. The Company also contributed $5,000 to Dr. Baldeschwieler's laboratory at the California Institute of Technology during 1997.

     During 1997, Dr. Hemberger received $5,000 for technical and scientific services performed as a consultant for the Company. Dr. Hemberger entered into an agreement with the Company in January 1998 pursuant to which she receives $1,500 per day for consulting services which she provides to the Company.

     Mr. Moorhead serves as Senior Managing Director of E.M. Warburg Pincus & Co., LLC ("EMW LLC") and is a general partner of WP, which is the beneficial owner of more than 10% of the Common Stock of the Company. In March 1997, WPI, which is managed by EMW LLC and which is an owner of more than 10% of the Common Stock, received a warrant to acquire 125,000 shares of Common Stock at a purchase price of $12.50 per share in return for an affiliate of WPI guaranteeing a credit line entered into by the Company (the "Credit Line"). Under the Credit Line, which was terminated in July 1997, the Company was permitted to borrow up to $15 million. Dr. Baldeschwieler and Dr. Hirsh are members of the Technical Advisory Board of EMW LLC.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, directors, certain officers and 10% stockholders of the Company are required to report to the Securities and Exchange Commission, by specific dates, transactions and holdings in the Company's stock. To the Company's knowledge, all filing requirements applicable to its directors and officers and 10% stockholders were complied with during 1997 except that Mr. Anthony D. Caracciolo, Warburg, Pincus Capital Partners, L.P. and Warburg, Pincus Capital Partners Liquidating Trust each filed a report approximately one month late.

                             EXECUTIVE COMPENSATION

     The information below is provided with respect to the compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Officers") for the fiscal year ended December 31, 1997 and the two immediately preceding fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                                                            ---------------------------------
                                               ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                         --------------------------------   -----------------------   -------
                                                                OTHER       RESTRICTED   SECURITIES
                                                                ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
       NAME AND PRINCIPAL                SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS     PAYOUTS   COMPENSATION
          POSITION(S)             YEAR     ($)       ($)         ($)           ($)         (#)(1)       ($)         ($)
       ------------------         ----   -------   -------   ------------   ----------   ----------   -------   ------------
Patrick J. Mahaffy..............  1997   300,000    60,000          --          --         20,000        --         3,808(2)
President and Chief               1996   250,008    90,000          --          --         25,000        --         3,176(2)
Executive Officer                 1995   230,000   100,000          --          --        100,000        --           630(2)
Lawrence M. Gold................  1997   300,000    60,000          --          --             --        --        11,500(3)
Chairman of the Board and         1996   250,008    90,000          --          --             --        --         6,596(3)
Chief Scientific Officer          1995   230,000   100,000          --          --             --        --         4,658(3)
Crispin G.S. Eley(4)............  1997   200,000    50,000          --          --         18,600        --         3,709(5)
Vice President, Pharmaceutical    1996   161,138    59,536          --          --          7,500        --         2,500(5)
Operations                        1995   131,039    75,163          --          --         10,000        --         2,500(5)
George B. Herron(4).............  1997   185,000    42,550          --          --         10,000        --         3,121(7)
Vice President, Sales and         1996   145,000    53,650          --          --          5,000        --            --
Marketing                         1995    88,636    60,000     183,581(6)       --         10,000        --           185(7)
Michael E. Hart(4)..............  1997   180,000    36,000          --          --          6,750        --         3,268(9)
Vice President and                1996   166,952    50,086       5,086(8)       --             --        --         2,500(9)
Chief Financial Officer           1995   137,571    55,028     285,181(8)       --             --        --         1,474(9)

---------------

(1) In addition to these amounts, Dr. Eley, pursuant to the Company's 1994 Employee Stock Purchase Plan, in 1995 acquired 166 shares of Common Stock, for $7.23 per share, in 1996 acquired 313 shares of Common Stock, at an average per share price of $13.39, and in 1997 acquired 1,859 shares of Common Stock, at an average per share price of $10.76.

(2) Includes payments of $630, $676 and $540 for 1995, 1996 and 1997, respectively, of insurance premiums for a term life insurance policy purchased by NeXstar Pharmaceuticals for the benefit of Mr. Mahaffy's estate in the amount of $500,000 and matching contributions of $2,500 in each of 1996 and 1997 to the Company's 401(k) Plan.

(3) Represents payments of $4,658, $4,096 and $9,000 for 1995, 1996 and 1997,
    respectively, of insurance premiums for a term life insurance policy purchased by NeXstar Pharmaceuticals for the benefit of Dr. Gold's estate in the amount of $1.0 million and matching contributions of $2,500 in each of 1996 and 1997 to the Company's 401(k) Plan.

(4) Represents compensation received on and after February 21, 1995. Prior to February 21, 1995, Messrs. Eley, Herron and Hart were employed by Vestar, Inc.

(5) Includes matching contributions to the Company's 401(k) Plan of $2,500 in each of 1995, 1996 and 1997 and a payment of $918 in 1997 of a premium for a life insurance policy.

(6) Includes $108,208 to reimburse Mr. Herron for his costs in connection with his relocation from the Company's offices in San Dimas, California to the Company's principal executive offices. This amount also includes $75,373 representing a tax gross-up of relocation costs paid to Mr. Herron.

(7) Includes a matching contribution to the Company's 401(k) Plan of $2,500 in 1997 and a payment of $185 in 1995 of a premium for a life insurance policy.

(8) Includes $156,800 paid to Mr. Hart in 1995 to reimburse Mr. Hart for his costs in connection with his relocation from the Company's offices in San Dimas, California to the Company's principal executive offices. These amounts also include $128,381 and $5,086 for 1995 and 1996, respectively, representing a tax gross-up of relocation costs paid to Mr. Hart.

(9) Includes matching contributions to the Company's 401(k) Plan of $1,474, $2,500 and $2,500 in 1995, 1996 and 1997, respectively.

OPTIONS GRANTED IN FISCAL YEAR ENDED DECEMBER 31, 1997

                                               INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                           ---------------------------------------------------------       VALUE AT ASSUMED
                              NUMBER OF       % OF TOTAL                                   ANNUAL RATES OF
                             SECURITIES        OPTIONS      EXERCISE OR                STOCK PRICE APPRECIATION
                             UNDERLYING       GRANTED TO    BASE PRICE                    FOR OPTION TERM($)
                           OPTIONS GRANTED   EMPLOYEES IN    ($/SHARE)    EXPIRATION   ------------------------
          NAME                   (#)         FISCAL YEAR        (1)          DATE       5%(2)           10%(2)
          ----             ---------------   ------------   -----------   ----------   --------        --------
Patrick J. Mahaffy(3)....      20,000            2.3          12.875       12/10/05    122,945         294,474
Lawrence M. Gold.........          --             --              --             --         --              --
Crispin G.S. Eley(4).....      15,000            1.7          16.750        9/17/05    119,961         287,327
                                3,600            0.4          12.875       12/10/05     22,130          53,005
George B. Herron(3)......      10,000            1.2          12.875       12/10/05     61,472         147,237
Michael E. Hart(3).......       6,750            0.8          12.875       12/10/05     41,494          99,385

---------------

(1) The exercise price of all of the options was the fair market price of the Company's Common Stock on the date of the grant of the options.

(2) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming the market price of the Company's Common Stock appreciates from the date of grant over a period of eight years at the annual rate of five and ten percent, respectively. If the stock price does not increase above the exercise price, compensation to the Named Officers will be zero.

(3) These options were granted on December 10, 1997 and vest 25% on each of the first four anniversary dates of the date of grant.

(4) An option for 15,000 shares was granted on September 17, 1997 and an option for 3,600 shares was granted on December 10, 1997. Each option vests 25% on each of the first four anniversary dates of the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED DECEMBER 31, 1997 AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING             VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                           SHARES                                   FY-END(#)                 FY-END($)(1)
                          ACQUIRED                          -------------------------   -------------------------
        NAME           ON EXERCISE(#)   VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
        ----           --------------   -----------------   -------------------------   -------------------------
Patrick J. Mahaffy...         --                 --               56,250/88,750                0/0
Lawrence M. Gold.....         --                 --                 --                          --
Crispin G.S. Eley....         --                 --               67,559/29,701                212,908/546
George B. Herron.....      6,000             48,000               50,447/19,153                141,715/463
Michael E. Hart......         --                 --                77,972/7,098                269,296/400

---------------

(1) Value is calculated by (i) subtracting the exercise price per share from the year-end market value of $11.375 per share and (ii) multiplying the result in clause (i) by the number of shares subject to the option. Options that have an exercise price equal to or greater than the fiscal year-end market value are not included in the value calculation.

EMPLOYMENT CONTRACTS AND LOANS TO NAMED OFFICERS

     Mr. Mahaffy and the Company entered into a letter agreement in May 1992 which outlines the terms of Mr. Mahaffy's employment with the Company. Mr. Mahaffy presently receives a base salary of $300,000 per annum, subject to periodic review and adjustment by the Board of Directors based upon Mr. Mahaffy's performance. Mr. Mahaffy is also eligible for annual bonuses determined by and in the discretion of the Board of Directors. The Company has also purchased a $500,000 term life insurance policy for the benefit of Mr. Mahaffy's estate. If Mr. Mahaffy's employment is terminated without cause, he will receive a severance package as determined by the Board of Directors in its reasonable discretion.

     Dr. Gold has an employment agreement with the Company which expires on February 14, 2001, unless terminated by either party prior to such date. Unless earlier terminated, the term of Dr. Gold's employment agreement is extended one year on each February 14. Pursuant to the terms of the employment agreement, Dr. Gold's base salary is determined by the Board of Directors, but will always be greater than $200,000 per annum unless Dr. Gold agrees otherwise. Dr. Gold presently receives an annual salary of $300,000. In addition to the minimum salary required by Dr. Gold's employment agreement, Dr. Gold is eligible to participate in such fringe benefits as are generally made available to executives of the Company, including any incentive compensation programs which may be developed from time to time during the term of Dr. Gold's employment agreement. The Company has also purchased a $1,000,000 term life insurance policy for the benefit of Dr. Gold's estate. Dr. Gold can terminate his obligations under the employment agreement at any time upon 30 days' written notice. The Company can terminate Dr. Gold's employment (i) in the event of physical or mental incapacitation, (ii) if Dr. Gold joins the faculty of an academic institution other than CU or (iii) with or without cause. If Dr. Gold's employment is terminated pursuant to clause (i) above, he will be entitled to receive severance pay for the balance of the term of his employment agreement at the rate of 75% of his salary at the time his employment is terminated, reduced by applicable payroll taxes and the amount he receives during such period under any disability insurance policy or plan maintained by the Company or under Social Security or similar laws. If the Company terminates Dr. Gold's employment without cause, Dr. Gold will be entitled to receive severance pay for the balance of the term of the employment agreement at the rate of 100% of his salary in effect at the time his employment is terminated, reduced by applicable payroll taxes. If the Company terminates Dr. Gold's employment for cause or pursuant to clause (ii) above, then Dr. Gold will not be entitled to receive any severance pay.

     In June 1994, Vestar loaned $80,000 to Dr. Crispin Eley who was appointed an executive officer of the Company on February 22, 1995. The amount has an interest rate of 7.25% per annum and is due on June 29, 1998.

     In February 1998, the Company loaned $161,488 to Dr. Bruce Eaton who is the Company's Vice President, Chemistry. The loan has an interest rate of 8.5% per annum and is due on January 21, 2002.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Company's Board of Directors establishes the general compensation policies of NeXstar Pharmaceuticals, including reviewing the salary levels of and bonus payments to NeXstar Pharmaceuticals' executive officers. The Committee also administers the Company's 1993 Incentive Stock Plan (the "Incentive Stock Plan") and the 1994 Employee Stock Purchase Plan (the "Employee Stock Plan"). Committee members during 1997 were Mr. Rodman W. Moorhead, III and Dr. David I. Hirsh, both of whom are non-employee directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this Report of the Compensation Committee of the Board of Directors and the Common Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

OBJECTIVES OF COMPENSATION POLICY

     The objectives of NeXstar Pharmaceuticals' executive compensation policy are to (i) attract and retain highly qualified personnel, including executives, scientists and administrative, marketing and medical/regulatory personnel with sufficient experience in the highly competitive biotechnology and pharmaceutical market; (ii) motivate and provide incentive to the Company's executive officers;
(iii) recognize and reward outstanding performance; and (iv) align the interests of NeXstar Pharmaceuticals' executive officers with the interests of NeXstar Pharmaceuticals' stockholders in maximizing the value of NeXstar Pharmaceuticals.

     The Committee believes that the compensation paid to its executive officers should be linked with each individual's personal performance and the overall performance of NeXstar Pharmaceuticals. In particular, the Committee believes that a significant portion of each executive officer's compensation should be contingent upon the performance of the Company and the executive officer against an annual budget established for each of the Company and the executive officer.

     In view of NeXstar Pharmaceuticals' stage of development and the nature of the industry in which it conducts business, many of the traditional measures of corporate performance, such as earnings growth, are generally inapplicable in, or not appropriate standards for, evaluating the performance of NeXstar Pharmaceuticals or most of its executives. Rather, in assessing compensation levels for NeXstar Pharmaceuticals' executive officers, in addition to individual performance, the Committee measures the Company's success in its research and development programs, in achieving medical and regulatory milestones, in developing marketing and manufacturing capabilities, in raising capital necessary to fund the Company's activities and in such other matters as the Committee deems important to the Company. In evaluating these factors, the Committee does not assign relative rankings to each, but makes a subjective determination based on a collective consideration of all such factors.

     The Committee also reviews the compensation of all executive officers by comparing their compensation to executive compensation in other corporations as reported in salary survey data, including in surveys prepared for the Company, and other publicly available information. In making such comparisons, the Committee takes into account the compensation at companies with similar (a) market capitalization; (b) numbers of approved products and products in clinical and preclinical development; (c) levels and quality of research; (d) current and potential product revenues; and (e) organizational complexity, including the number of employees, number of office locations and level of integration of operations. The Committee believes that the Company has many of the attributes of its much larger competitors (i.e., it is an integrated biopharmaceutical company that has its own manufacturing and worldwide marketing operations as well as two currently approved products), but also has many attributes of smaller research and development oriented companies which do not have integrated operations and multiple approved products. In determining 1997 and

1998 compensation levels, the Committee did not adopt a policy of targeting specific compensation percentile rankings against a peer group of executives, but did attempt to fix cash and other executive compensation at levels in line with those which the Committee would expect to be paid to executives at corporations similar to the Company.

     The Committee has endorsed the policy that a significant portion of each executive officer's compensation should be contingent upon the performance of the Company and the officer. A significant portion of each executive officer's compensation is therefore in the form of a discretionary bonus payment with two thirds of the potential bonus for Mr. Mahaffy and Dr. Gold being based on the Company's performance in meeting its budget. In the case of the Company's other executive officers, 50% of each executive officer's potential bonus is based on the Company's performance in meeting its budget and the executive officer's contribution in assisting the Company in meeting its budget. Potential bonuses for 1997 were limited and for 1998 are limited to 35% of base salary for the executive officers.

     The Committee believes that the Company's overall compensation program is appropriate and competitive and that the compensation levels of the Company's executives are appropriate relative to corporate performance and the compensation level of persons in similar positions with comparable corporations.

IMPLEMENTATION OF COMPENSATION POLICY

     In order to achieve the objectives of its current compensation policy, NeXstar Pharmaceuticals compensates its executive officers through three principal means: base salary, cash bonus payments and stock options.

     Base Salary. The Committee attempts to establish base salary levels for NeXstar Pharmaceuticals' executive officers that are competitive with the compensation paid to executive officers of other comparable companies in the biotechnology and pharmaceutical industry. In establishing these salary levels, the Committee has relied upon salary survey data and other publicly available information. The Committee also considers the experience of each executive officer as well as his or her past performance and expected future performance.

     Bonus Payments. Annual bonus payments are discretionary and the amount of the payments is generally based on the progress which NeXstar Pharmaceuticals has made during the prior year and the performance of the applicable executive officer. The Company's annual budget is established at the beginning of each fiscal year. Two thirds of the potential bonus for each of Mr. Mahaffy and Dr. Gold is based on the Company's performance in meeting its budget. In the case of the Company's other executive officers, 50% of each executive officer's potential bonus is based on the Company's performance in meeting its budget and the executive officer's contribution in assisting the Company in meeting its budget. The remaining portion of each executive officer's potential bonus is based on other factors, including the general performance of the Company and the executive officer, the accomplishments of the executive officer's group or department during the fiscal year and the level and difficulties of the executive officer's responsibilities. Bonus payments are intended to provide additional incentive to NeXstar Pharmaceuticals' executive officers and to reward performance. Potential bonuses for 1998 are limited to 35% of base salary for each executive officer. For the fiscal year ended December 31, 1997, potential bonuses were limited to 35% of base salary for each executive officer. The actual bonuses earned by all of the executive officers of the Company for the fiscal year ended December 31, 1997 averaged 20% of base salary.

     Stock Options. In order to attract, retain and motivate executive officers, as well as other employees, NeXstar Pharmaceuticals adopted the Incentive Stock Plan. Pursuant to the Incentive Stock Plan, option grants have been priced at fair market value on the date of grant, vest over a period of four years and have a term of eight years for the Company's U.S. employees and five years for non-U.S. employees. Grants are generally made to employees, including executive officers, on the date of the first meeting of the Committee after such employee's date of hire and are based on salary level and position. All employees, including executive officers, are eligible for subsequent discretionary grants which are generally based on either individual and/or corporate performance. Through the grant of stock options, NeXstar Pharmaceuticals seeks to align the interests of its executive officers with the interests of its stockholders. During 1997, pursuant to the

Incentive Stock Plan, the Company granted options to acquire a total of 171,000 shares of its Common Stock to its executive officers at an average exercise price of $12.39 per share. Additionally, the Company, pursuant to the Incentive Stock Plan, granted options to acquire 693,110 shares of Common Stock to individuals other than executive officers.

     Executive officers of the Company also are permitted to participate in the Stock Purchase Plan, which is open to all of the Company's full-time U.S. employees and most of the Company's non-U.S. employees. The Employee Stock Plan enables the Company's employees, including executive officers, to acquire the Company's Common Stock at a discount to the market price by allocating up to 10% of their base salary (subject to certain limits) to the acquisition of such stock.

TAX CONSIDERATIONS

     As part of its review, the Committee considers the anticipated tax effects on the Company and its employees of the payments made and benefits granted to the Company's officers. The Company's ability to deduct some types of compensation may depend upon the timing of an executive's vesting or exercise of previously granted rights. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1 million on the amount of compensation (other than qualifying performance-based and other types of compensation meeting certain requirements set forth in Section 162(m)) that may be deducted by the Company in any year with respect to the Company's chief executive officer and four other most highly compensated officers. Option grants under the Incentive Stock Plan meet the requirements for deductibility as performance-based compensation under Section 162(m). While the Committee considers various alternatives to preserve the deductibility of compensation payments to the Company's executive officers to the extent reasonably practicable, the Committee will not necessarily limit executive compensation to that which is deductible under Section 162(m). To date, the Company has not been limited in taking any deductions as a result of Section 162(m).

KEY EXECUTIVE OFFICER COMPENSATION

     Mr. Mahaffy's base salary for 1997 was, and for 1998 has been set at, $300,000. In determining Mr. Mahaffy's compensation, the Committee considered the Company's success in meeting its 1997 goals and budget and the Company's 1997 achievements, including the approval of AmBisome in the United States as a primary therapy for patients with a low white blood cell count (febrile neutropenia) who have a presumed fungal infection and as a secondary treatment for fungal infections that do not respond to amphotericin B treatment; the Company's settlement of its lengthy legal proceedings with The Liposome Company, Inc. ("TLC") involving claims by TLC that the Company's method of freeze drying AmBisome infringed certain TLC patents; the Company's continued progress in its research and development of SELEX process-derived compounds and the Company's Parallel SELEX process; continued growth in the number of vials of AmBisome sold; the Company's launch of a new commercial business unit, NeXstar Technology Products, to manufacture and market specialty chemicals and process technologies to enhance the research and development of biomacromolecules (including oligonucleotides); and the Company's successful sale of $80 million of 6 1/4% Convertible Subordinated Debentures due 2004. The Committee also bases Mr. Mahaffy's compensation on the complexity of the Company compared to other biotechnology companies, taking into account that NeXstar Phamaceuticals manufactures and markets its own products and is engaged in drug discoveries using a broad range of diverse technologies. In addition, the Committee based Mr. Mahaffy's salary level on available salary survey data and other publicly available information relating to companies which the Committee considered to be comparable to NeXstar Pharmaceuticals. In January 1998, Mr. Mahaffy was also awarded a bonus of $60,000 in recognition of his performance and efforts in 1997. In addition, on December 10, 1997, Mr. Mahaffy received an option grant for 20,000 shares of Common Stock with an exercise price of the then market price of $12.875 per share. The options vest 25% each year on the anniversary date of the grant and have a term of eight years. The options were granted in an effort to further align Mr. Mahaffy's interests with those of the stockholders.

     Dr. Gold's base salary in 1997 was, and for 1998 has been set at, $300,000. In determining Dr. Gold's salary, the Committee also considered factors similar to those considered in determining Mr. Mahaffy's compensation. Dr. Gold was also awarded a bonus of $60,000 in January 1998 in recognition of his 1997 performance and his efforts in connection with the progress made by the Company in connection with the Company's diverse technologies.

                                            COMPENSATION COMMITTEE

                                            RODMAN W. MOORHEAD, III, Chairman
                                            DAVID I. HIRSH

                         COMMON STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative return on the Company's Common Stock since its initial public offering on January 28, 1994 through December 31, 1997 with the cumulative total return of the Nasdaq Composite (US) and the CBOE Biotech Index assuming a $100 investment at January 28, 1994 and reinvestment of dividends. The Company's Common Stock is listed on the Nasdaq National Market.

                          TOTAL RETURN TO STOCKHOLDERS
                 (ASSUMES $100 INVESTMENT ON JANUARY 28, 1994)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPH

                                                      NeXstar            Nasdaq
               Measurement Period                 Pharmaceuticals,     Composite            CBOE
             (Fiscal Year Covered)                      Inc.              (US)         Biotech Index
1/28/94                                                        100               100               100
12/30/94                                                        49                94                80
12/29/95                                                       141               133               131
12/31/96                                                       130               163               125
12/31/97                                                        99               199               124

                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
     ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR

     Ernst & Young LLP has served as the independent auditors for the Company since 1991, and upon recommendation of the Audit Committee of the Board of Directors, the Company has appointed Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 1998. Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the 1998 fiscal year requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. If no choice is specified or "Abstain" is not marked, proxies will be voted FOR the ratification of the appointment of Ernst & Young LLP. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives of Ernst & Young LLP will also have the opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

     Stockholder proposals complying with the applicable rules under the Securities and Exchange Act of 1934 intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Company by December 22, 1998 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the Secretary of the Company at the principal executive offices of the Company.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment on such matters.

1997 ANNUAL REPORT AND FORM 10-K

     A COPY OF THE COMPANY'S 1997 ANNUAL REPORT TO STOCKHOLDERS AND A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "FORM 10-K") ACCOMPANY THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE FORM 10-K WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST. REQUESTS SHOULD BE ADDRESSED TO NEXSTAR PHARMACEUTICALS, INC., 2860 WILDERNESS PLACE, BOULDER, COLORADO 80301, ATTENTION: INVESTOR RELATIONS.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Larry W. Smith

                                            Larry W. Smith
                                            Secretary

Boulder, Colorado
April 17, 1998

                         NEXSTAR PHARMACEUTICALS, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1998


     The undersigned stockholder of NeXstar Pharmaceuticals, Inc., a Delaware corporation (the "Company"), hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company, to be held at the Hotel Boulderado, Boulder, Colorado on May 27, 1998 at 8:30 a.m., M.D.T., and the Proxy Statement in connection therewith and (2) appoints Patrick J. Mahaffy, Michael E. Hart and Larry W. Smith, or any of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to vote all of the shares of the Company's common stock, par value $0.01 per share, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 27, 1998, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present, for the following purposes:


                  (Continued and to be signed on reverse side)

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
                                                        Please mark     [X]
                                                        your votes as
                                                        indicated in
                                                        this example


1. To elect seven (7) directors of the Company for one-year terms and until their respective successors are elected and qualified:

                FOR ALL                 WITHHOLD
               NOMINEES                 FOR ALL
          (except as marked
           to the contrary)

                 [ ]                      [ ]

LAWRENCE M. GOLD, Ph.D., JOHN D. BALDESCHWIELER, Ph.D.,
JUDITH A HEMBERGER, Ph.D., DAVID I. HIRSCH, Ph.D., ROGER
G. KENNEDY, PATRICK J. MAHAFFY, RODMAN W. MOORHEAD, III

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

----------------------------------------------------------

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998:

        FOR             AGAINST           ABSTAIN

        [ ]               [ ]               [ ]


3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof:

        FOR             AGAINST           ABSTAIN

        [ ]               [ ]               [ ]



                                Check here if you plan
                                to attend the meeting

                                        [ ]


Signature(s)                      Signature if held jointly
            ----------------------                         ---------------------

Date         , 1998
    ---------

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


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                         NEXSTAR PHARMACEUTICALS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                            WEDNESDAY, MAY 27, 1998
                               8:30 A.M. - M.D.T.
                                 BEING HELD AT
                                HOTEL BOULDERADO
                                2115 13TH STREET
                               BOULDER, COLORADO